Exhibit 1.1

[Translation]

ARTICLES OF INCORPORATION

June 15, 2017

HONDA MOTOR CO., LTD.

Record of Resolutions of the General Meetings of Shareholders

1. September 8, 1948	(drafting for Incorporation)
2. September 24, 1948	(establishment)
3. November 14, 1949	(amendment)
4. July 1, 1951	(amendment)
5. October 25, 1951	(amendment)
6. April 10, 1952	(amendment)
7. August 2, 1952	(amendment)
8. September 20, 1952	(amendment)
9. December 1, 1952	(amendment)
10. May 20, 1953	(amendment)
11. August 16, 1953	(amendment)
12. September 27, 1953	(amendment)
13. December 30, 1953	(amendment)
14. April 17, 1955	(amendment)
15. October 29, 1955	(amendment)
16. October 29, 1956	(amendment)
17. April 27, 1957	(amendment)
18. October 29, 1957	(amendment)
19. April 28, 1959	(amendment)
20. April 28, 1960	(amendment)
21. October 28, 1960	(amendment)
22. October 30, 1961	(amendment)
23. April 26, 1962	(amendment)
24. October 26, 1962	(amendment)
25. December 18, 1962	(amendment)
26. April 28, 1964	(amendment)
27. October 30, 1970	(amendment)
28. October 29, 1973	(amendment)
29. April 26, 1974	(amendment)
30. April 24, 1975	(amendment)
31. May 25, 1978	(amendment)
32. May 22, 1980	(amendment)
33. May 27, 1982	(amendment)
34. October 1, 1982	(amendment)
35. August 19, 1985	(amendment)
36. May 28, 1987	(amendment)
37. June 27, 1991	(amendment)
38. June 29, 1994	(amendment)
39. June 29, 1999	(amendment)
40. June 28, 2001	(amendment)
41. June 25, 2002	(amendment)
42. June 24, 2003	(amendment)
43. June 23, 2004	(amendment)
44. June 23, 2005	(amendment)
45. June 23, 2006	(amendment)
46. July 1, 2006	(amendment)
47. June 22, 2007	(amendment)
48. June 24, 2008	(amendment)
49. June 23, 2009	(amendment)
50. June 23, 2011	(amendment)
51. June 21, 2012	(amendment)
52. June 19, 2013	(amendment)
53. June 15, 2017	(amendment)

Chapter I. General Provisions

Article 1.    (Corporate name)

The Company is called Honda Giken Kogyo Kabushiki Kaisha, which is written in English as HONDA MOTOR CO., LTD.

Article 2.    (Objects)

The object of the Company shall be to carry on the following business:

1.	Manufacture, sale, lease and repair of motor vehicles, ships and vessels, aircraft and other transportation machinery and equipment.

2.	Manufacture, sale, lease and repair of prime movers, agricultural machinery and appliances, generators, processing machinery and other general machinery and apparatus, electric machinery and apparatus and precision machinery and apparatus.

3.	Manufacture and sale of fiber products, paper products, leather products, lumber products, rubber products, chemical industry products, ceramic products, metal products and other products.

4.	Overland transportation business, marine transportation business, air transportation business, warehousing business, travel business and other transport business and communication business.

5.	Sale of sporting goods, articles of clothing, stationery, daily sundries, pharmaceuticals, drink and foodstuffs and other goods.

6.	Financial business, nonlife insurance agency business, life insurance agency business, construction business including building construction work and real estate business including real estate brokerage.

7.	Publishing business, advertising business, translation business, interpretation business, management consultancy business, information services including information processing, information communication and information provision, industrial planning and design, comprehensive security business and labor dispatch services.

8.	Management of parking garages, driving schools, training and education facilities, racecourses, recreation grounds, sporting facilities, marina facilities, hotels, restaurants and other facilities.

9.	Electricity generation and supply and sale of electricity.

10.	Manufacture, sale and licensing of equipment, parts and supplies and all other relevant business activities and investments relating to each of the foregoing items.

Article 3.    (Location of head office)

The Company shall have its head office in Minato-ku, Tokyo.

Article 4.    (Governance components)

The Company shall have the following governance components as well as General Meetings of Shareholders and Directors, respectively.

1.	Board of Directors

2.	Audit and Supervisory Committee

3.	Accounting Auditors

Article 5.    (Method of giving public notices)

The public notices of the Company shall be given by way of electronic public notice; provided, however, that, if any public notice is unable to be given by electronic public notice due to an accident or for any other unavoidable reason, public notice of the Company shall be made by publishing such notice in the Nihon Keizai Shimbun (newspaper) published in Tokyo.

Chapter II. Shares

Article 6.    (Total number of shares authorized to be issued by the Company)

The total number of shares authorized to be issued by the Company shall be 7,086,000,000 shares.

Article 7.    (Number of shares constituting one voting unit)

The number of shares constituting one voting unit in the Company consists of one hundred (100) shares.

Article 8.    (Request for sale of Shares Less Than One Voting Unit)

A shareholder of the Company may, in accordance with the provisions of the Share Handling Regulations, make a request to the effect that such number of shares should be sold to it that will, when added to the Shares Less Than One Voting Unit already held by that shareholder, constitute one voting unit of shares.

Article 9.    (Procedures relating to shares, etc.)

Entries in the shareholders’ register, purchase and request for sale of Shares Less Than One Voting Unit and other procedures and fees relating to shares shall be governed by the Share Handling Regulations established by the Board of Directors.

Article 10.  (Shareholders’ Register Manager)

The Company shall have a Shareholders’ Register Manager.

The Shareholders’ Register Manager and its place of business shall be decided by resolution of the Board of Directors, and a public notice thereof shall be given.

Preparation and storage of the shareholders’ register of the Company, the register of stock acquisition rights and any other business relating to shares and stock acquisition rights shall be delegated to the Shareholders’ Register Manager and not conducted by the Company.

Article 11.  (Record date)

The shareholders appearing or recorded on the shareholders’ register as of the end of each business year shall be the shareholders entitled to exercise the rights of shareholders at the ordinary general meeting of shareholders for such business year.

If it is necessary in addition to the preceding paragraph, the shareholders or registered pledgees appearing or recorded on the shareholders’ register as of a specific date of which advance public notice is given in accordance with the resolution of the Board of Directors may be deemed the shareholders or registered pledgees entitled to exercise the rights of shareholders or registered pledgees.

Chapter III. General Meeting of Shareholders

Article 12.  (Time of convocation)

The ordinary general meeting of shareholders shall be convened within three months from the day following the end of each business year.

In addition to the above, an extraordinary general meeting of shareholders shall be convened whenever necessary.

Article 13.  (Persons to convene meeting)

Except as otherwise provided by laws or ordinances, a general meeting of shareholders shall be convened by the President and Director, based upon the resolution of the Board of Directors. If the President and Director is prevented from so doing, one of the other Directors in the order fixed in advance by the Board of Directors shall convene the meeting.

Article 14.  (Chairman)

Chairmanship of a general meeting of shareholders shall be assumed by the Chairman of the Board of Directors or the President and Director pursuant to a resolution made in advance by the Board of Directors. If both the Chairman of the Board of Directors and the President and Director are prevented from so doing, one of the other Directors shall do so in the order fixed in advance by the Board of Directors.

Article 15.  (Disclosure via Internet and Deemed Delivery of Reference Documents, etc. for General Meetings of Shareholders)

Upon convening a general meeting of shareholders, the Company may deem that the information required to be described or indicated in the reference documents for the general meeting of shareholders, business reports, financial statements and consolidated financial statements shall have been provided to the shareholders when such information is disclosed, pursuant to laws or regulations, through a method that uses the Internet.

Article 16.  (Resolutions)

Except as otherwise provided by laws or ordinances or by the Articles of Incorporation, resolutions at a general meeting of shareholders shall be adopted by a majority vote of the shareholders present who are entitled to exercise their voting rights thereat.

The special resolution provided for in Article 309, Paragraph 2 of the Company Law shall be adopted by two-thirds or more of the votes of the shareholders present at a meeting, who must hold one-third or more of the voting rights of shareholders who are entitled to exercise their voting rights.

Article 17.  (Exercise of voting rights by proxy)

Any shareholder or the legal representative may delegate the power to exercise the voting rights to proxy, provided that such proxy shall be one shareholder of the Company who is entitled to voting rights. Such shareholder or proxy shall present to the Company a document evidencing the proxy’s power of representation for each general meeting of shareholders.

Article 18.  (Minutes)

The minutes of general meetings of shareholders shall record the substance of the proceedings at the meetings, the results thereof and other matters as prescribed by laws or ordinances, and such minutes shall be kept on file for ten years at the head office of the Company and the certified copies thereof shall be kept on file for five years at each of the branches of the Company.

Chapter IV. Directors and Board of Directors

Article 19.  (Number of Directors)

Directors of the Company shall be not more than twenty in number, of which the Directors who are Audit and Supervisory Committee Members shall be not more than seven in number.

Article 20.  (Election of Directors)

Directors shall be elected by the resolution of a general meeting of shareholders. Resolution of such elections shall be adopted by a majority of the votes of the shareholders present, who must hold one-third or more of the votes of all shareholders who are entitled to exercise their voting rights. A resolution for the election of Directors shall not be made by cumulative voting.

The election of Directors pursuant to the provisions of the preceding Paragraph shall be implemented, while making a distinction between Directors who are Audit and Supervisory Committee Members and other Directors.

Article 21.  (Term of Office)

The term of office of Directors who are not Audit and Supervisory Committee Members shall expire at the close of the ordinary general meeting of shareholders relating to the business year ending within one year after their election to office.

The term of office of Directors who are Audit and Supervisory Committee Members shall expire at the close of the ordinary general meeting of shareholders relating to the business year ending within two years after their election to office.

The term of office of a Director who is an Audit and Supervisory Committee Member elected to fill the vacancy caused by the resignation of a Director who is an Audit and Supervisory Committee Member prior to the expiry of such Director’s term of office shall expire at the time of expiration of the term of office of his or her predecessor.

Article 22.  (Directors with executive powers)

The Board of Directors shall appoint, pursuant to its resolutions, from among the Directors (excluding Directors who are Audit and Supervisory Committee Members) one President and Director and may appoint one Chairman of the Board of Directors, several Executive Vice Presidents and Directors, Senior Managing Directors and Managing Directors.

Article 23.  (Representative Directors)

The President and Director shall represent the Company.

In addition to the preceding paragraph, the Board of Directors shall appoint, pursuant to its resolutions, from among the Directors (excluding Directors who are Audit and Supervisory Committee Members) Directors who shall each represent the Company.

Article 24.  (Board of Directors)

Except as provided by laws or ordinances or by the Articles of Incorporation, matters relating to the Board of Directors shall be governed by the Regulations of the Board of Directors established by the Board of Directors.

Article 25.  (Notice of meetings of the Board of Directors)

Notice of convocation of a meeting of the Board of Directors shall be sent to each Director three days prior to the date of the meeting, provided, however, that such period may be shortened in case of urgent necessity.

If the consent of all Directors is obtained in advance, a meeting may be held without following the procedures for convening a meeting.

Article 26.  (Omission of the resolution of the Board of Directors)

The Company shall deem that there was a resolution of the Board of Directors, if the conditions of Article 370 of the Company Law are satisfied.

Article 27.  (Remuneration of Directors, etc.)

Remuneration, bonus and other proprietary benefits provided by the Company as compensation for the duties of Directors shall be determined by resolution of a general meeting of shareholders, while making a distinction between Directors who are Audit and Supervisory Committee Members and other Directors.

Article 28.  (Delegation of decisions on execution of important operations)

The Board of Directors of the Company may delegate to a Director all or part of decisions on execution of important operations (excluding matters stipulated in the items of Article 399-13, Paragraph 5 of the Company Law) by its resolution.

Article 29.  (Exemption of Directors’ Liabilities, etc.)

Pursuant to the provisions of Article 426, Paragraph 1 of the Company Law, the Company can, by a resolution of the Board of Directors, exempt Directors (including former Directors) that are set forth in Article 423, Paragraph 1 of the Company Law, from liability for damages to the extent permitted by laws and regulations.

Pursuant to the provisions of Article 427, Paragraph 1 of the Company Law, the Company may execute agreements with Outside Directors which limit the liability for damages of such Outside Directors that is set forth in Article 423, Paragraph 1 of the Company Law; provided, however, that the maximum amount of the liability under such agreements shall be the minimum liability amount prescribed by the relevant laws or regulations.

Chapter V. Audit and Supervisory Committee

Article 30.  (Audit and Supervisory Committee)

Except as provided by laws or ordinances or by the Articles of Incorporation, matters relating to the Audit and Supervisory Committee shall be governed by the Regulations of the Audit and Supervisory Committee established by the Audit and Supervisory Committee.

Article 31.  (Notice of meetings of Audit and Supervisory Committee)

Notice of convocation of a meeting of the Audit and Supervisory Committee shall be sent to each Audit and Supervisory Committee Member three days prior to the date of the meeting, provided, however, that such period may be shortened in case of urgent necessity.

If the consent of all Audit and Supervisory Committee Members is obtained in advance, a meeting may be held without following the procedures for convening a meeting.

Chapter VI. Accounts

Article 32.  (Business year)

The business year of the Company shall commence on the first day of April each year and end on the last day of March the following year.

Article 33.  (Governance Component deciding dividends from surplus, etc.)

The Company may determine such matters which are described in each item in Paragraph 1, Article 459 of the Company Law by a resolution of the Board of Directors.

Article 34.  (Record date for dividend from surplus)

The record date for the dividends shall be June 30, September 30, December 31 and March 31 of each year.

In addition to the above, the Company may distribute dividends from surplus by determining any record date.

Article 35.  (Limitation period for dividend)

The Company shall be relieved of the obligation to pay dividend upon expiration of three full years from the day they became due and payable.

Supplementary Provisions

Article 1.  (Transitional measures for exemption from liability of Corporate Auditors prior to transition to a company with an Audit and Supervisory Committee)

The exemption from liability for the acts of Corporate Auditors (including former Corporate Auditors) provided in Article 423, Paragraph 1 of the Company Law and liability limitation agreements executed with Outside Corporate Auditors prior to the close of the ordinary general meeting of shareholders relating to the business year ending on March 31, 2017 shall continue to be governed by Article 35 of the Articles of Incorporation as before its amendment effective from the close of the aforementioned ordinary general meeting of shareholders.

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